UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2017

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GLOBAL ENTERTAINMENT CLUBS, INC.

(Exact Name of Registrant as Specified in its Charter)

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 FUTURE WORLD GROUP, INC.

(Former Name of Registrant as Specified in its Charter)

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Nevada	333-197968	33-1230099
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

301 South Brea Canyon Road

Walnut, CA 91789

(Address of Principal Executive Office) (Zip Code)

(909) 718-7880

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 26, 2017, by consent of Lei (“Lester”) Pei, the Registrant’s sole director, CEO and principal shareholder, the Registrant changed its corporate name to GLOBAL ENTERTAINMENT CLUBS, INC., and filed an Amendment to its Articles of Incorporation with the Secretary of State of Nevada.  The Registrant is applying to FINRA for a new trading symbol to reflect this name change.

Also on February 26, 2017, Sky Rover Holdings, Ltd., a California corporation (“Sky Rover”) which is 100% owned by Lei (“Lester”) Pei, the Registrant’s CEO and principal shareholder, agreed to loan up to an additional $20,000,000 to the Registrant, of which $8,000,000 was loaned to the Registrant on February 28, 2017.  The loan of the $8,000,000, combined with the $3,000,000 which was loaned to the Registrant by Sky Rover in August and September, 2016, means that Sky Rover has loaned a total of $11,000,000 to the Registrant since August, 2016.  Sky Rover and the Registrant have not determined when the balance of the $20,000,000 loan will be completed, and it is subject to the terms being agreed upon, i.e., the interest rate, conversion price, and due date.

The terms for the $8,000,000 loan which was made by Sky Rover to the Registrant on February 28, 2017  are evidenced by a promissory note (the “Note”) issued to Sky Rover, with the following terms: the Note is unsecured, bears interest at 5% per year (payable quarterly in cash or in stock, in Registrant’s option, at the conversion price), is due in three years (on February 26, 2020), and is convertible into the Registrant’s common shares at any time before the due date, at a conversion price of $.08 per share (subject to adjustment in the event of stock splits, forward splits, recapitalizations, a merger, etc.). The Registrant and its affiliate Sky Rover intend, but cannot confirm at this time, that the conversion price of any of the up to $12,000,000 additional loans will be at a conversion price at least equal to the $.08 conversion price of the $8,000,000 loan.

If and when Sky Rover converts the entire $8,000,000 Note at the present conversion price of $.08 per share to 100,000,000 shares, and assuming that Sky Rover also converts the $3,000,000 in notes which Sky Rover currently holds, at the conversion price of $.04 per share, Sky Rover would be issued a total of 175,000,000 restricted shares of the Registrant’s common stock.  Those shares, plus the 6,000,000 shares Mr. Pei currently owns, would give him beneficial ownership of 183,000,000 of the Registrant’s 185,130,000 then-issued and outstanding shares (assuming that no other shares are issued before conversion), which would be approximately 98.8% of the then-outstanding shares.

The Registrant intends to use the proceeds of the loan to potentially acquire online platform development companies, and for working capital.  As of the date hereof, the Registrant has not entered into any agreement with any potential target company which could be acquired.

The above descriptions of the terms set forth in the Note are qualified in the entirety by reference to the Note and the Loan Agreement, which are Exhibits to this Report on Form 8-K.

As of the date of the issuance of the Note, the Registrant had 250,000,000 authorized common shares, $.001 par value, which would not be enough authorized shares if the Note and the $3,000,000 in previously issued notes were converted immediately.  So, the Registrant, by consent of Mr. Pei, the majority shareholder, has caused the Registrant to increase its authorized common shares to 500,000,000, $.001 par value.  The Registrant also has authorized 50,000,000 Preferred Shares, $.001 par value, containing such rights, powers, designations, preferences, liquidation and conversion rights, and other terms, as are set forth in each issuance of Preferred Shares in a resolution of the Board of Directors.

As of the date of this Form 8-K, no Preferred Shares have been issued, and the Registrant has no current plans or agreements which would require the issuance of any Preferred Shares.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
8.01	Form of Convertible Promissory Note
8.02	Form of Note Agreement
8.03	Amended and Restated Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FUTURE WORLD GROUP, INC.

Date: March 1, 2017	By:	/s/ Lei Pei
Lei Pei CEO

Exhibit Index

Exhibit No.	Description
8.01	Form of Convertible Promissory Note
8.02	Form of Note Agreement
8.03	Amended and Restated Articles of Incorporation

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